PRESENTED ON: JANUARY 3, 2005






   PROPOSAL FOR DEVELOPING CDMS USED IN CLINICAL TRIAL WITH PROTOCOL NO. SP1027






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Presented To:                            Presented By:
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Chaslav Radovich, President and CEO      Alex Mirkovic
                                         ClinProg, Inc.
                                         amirkovic@clinprog.com
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      1. PROPOSAL OVERVIEW

         This proposal is presented to develop computerized systems used for Cobalis's (Sponsor) clinical trial, studying the safety and efficacy of pre-seasonal sublingual cyanocobalamin lozenges on moderate to moderately severe allergic rhinitis in humans.

         The system will be designed as a closed system allowing data entry by one user at a time.

         The main components of the systems will be the database developed in Microsoft Access Database and the user interface (data entry screens) developed using Microsoft Visual Basic.

         The documentation for the application and database will be provided in a User Manual.


      2. HIGH LEVEL FUNCTIONALITY

         2.1   Authenticated Login Into The System (Login Module)
         2.2   CRF Logging
         2.3   Database Designed For Double Data Entry (Key1/Key2)
         2.4   Key1 and Key2 can not be entered at the same time
         2.5   Data Entry Verification
         2.6   Data Correction/Revision Module
         2.7   Delete Record Module
         2.8   Audit Trail

      3. PROJECT MANAGEMENT AND STRUCTURE

         3.1 Gathering and defining requirements
         3.2 Database design
         3.3 Application design
         3.4 Testing
         3.5 Deployment
         3.6 System Validation
         3.7 Training and documentation phase

      4. PROJECT MONITORING
         To enhance communication and keep the project on schedule by managing information flow and change control, ClinProg Inc. requests regularly scheduled reviews of the project progress. Sponsor can initiate meetings at any phase of the project requesting information or presentation on any topic related to project implementation.


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      5. TIME SCHEDULE

         Database System will be developed and validated within one month from the time of signing this agreement. The target date is the last week of January.


      6. Projected Budget Estimate


----------------------------- ------------------------ ------------------------
      ACTIVITY                     DATABASE AND               TOTAL COST
                             APPLICATION PROGRAMMING
                                   ($120/HOUR)
============================ ========================= ========================
============================ ========================= ========================
Database design                        40                       4800
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---------------------------- ------------------------- ------------------------
Application design                    120                      16800
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---------------------------- ------------------------- ------------------------
System validation                      40                       4800
---------------------------- ------------------------- ------------------------
---------------------------- ------------------------- ------------------------
Training and implementation            10                       1200
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============================ ========================= ========================

TOTAL                                                        $27,600
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      7. PAYMENT SCHEDULE

      According to agreement between ClinProg's and Cobalis' officials the total price of $27,600 will be paid in one payment to ClinProg with 27,600 Cobalis' shares. At the moment of sale, the 27,600 Cobalis' shares should be worth at least $27,600. Otherwise, Cobalis will have responsibility to indemnify ClinProg for the difference between $27,600 and total worth of 27,600 Cobalis' shares at the moment of sale.

      In case that 27,600 Cobalis's shares are worth more then $27,600 at the moment of sale, ClinProg will have the right to keep the profit as it's own.




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Alex Mirkovic, President                    Chaslav Radovich, President and CEO
ClinProg, Inc.                              Cobalis Corp.